UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2020

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. 19th Street 8th Floor New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 268-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NFE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2020 (the “Issue Date”), New Fortress Energy Inc. (the “Company”) closed its previously announced private offering of $1,000.0 million aggregate principal amount of 6.750% senior secured notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of September 2, 2020 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as notes collateral agent.

As of the Issue Date, the Notes will be guaranteed, jointly and severally, subject to certain exceptions and thresholds, by each domestic subsidiary and foreign subsidiary that is a wholly-owned restricted subsidiary of the Company, other than (i) any Qualified Liquefaction Development Entities (as defined in the Indenture), (ii) any Receivables Subsidiaries (as defined in the Indenture) and (iii) any Immaterial Subsidiaries (as defined in the Indenture) (the “guarantors”). In addition, as of the Issue Date, the Notes will be guaranteed by NFE North Distribution Limited, a non-wholly-owned restricted subsidiary of the Company. The Notes and the guarantees thereof will be senior secured obligations of the Company and the guarantors, secured on a first-priority basis by liens on the Collateral (as defined in the Indenture), subject to permitted liens and certain other exceptions.

The Notes will bear interest at a rate of 6.750% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2021, to persons who are registered holders of the Notes on the immediately preceding March 1 and September 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred shares, incur liens that secure indebtedness, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, sell or transfer certain assets, engage in certain transactions with affiliates and merge or consolidate or transfer all or substantially all of the Company’s assets, in each case subject to certain exceptions and qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of such repurchase.

The Notes will mature on September 15, 2025. Prior to September 15, 2022, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a “make-whole” premium, as described in the Indenture. On or after September 15, 2022, the Company may redeem some or all of the Notes at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to September 15, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount thereof, in an aggregate amount equal to or less than the amount of net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, acceleration of certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency.

The foregoing description of the Indenture, the Notes and the related pledge and security agreement (the “Pledge and Security Agreement”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture and the Pledge and Security Agreement, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 respectively, and incorporated herein by reference.

The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As further described below, on September 2, 2020, subsidiaries of the Company used a portion of the net cash proceeds received from the Company’s offering of the Notes to repay in full the outstanding principal and interest (together with fees, expenses and other amounts owed in connection therewith) under the Credit Agreement (as defined below), including related costs and expenses. The Company expects to use the remaining net proceeds, together with cash on hand, to redeem in full the outstanding senior secured bonds and senior unsecured bonds (the “South Power Bonds”) of NFE South Power Holdings Limited, a subsidiary of the Company, including related premiums, costs and expenses, terminating the documentation governing the South Power Bonds. The Company expects that the redemption of the South Power Bonds will be completed on or about September 21, 2020.

Item 1.02. Termination of a Material Definitive Agreement

On September 2, 2020, (i) NFE Atlantic Holdings LLC, a subsidiary of the Company (the “Term Loan Borrower”), repaid in full all outstanding principal and interest (together with fees, expenses and other amounts owed in connection therewith) under the credit agreement, dated as of January 10, 2020 (the “Credit Agreement”), by and among New Fortress Intermediate LLC, the Term Loan Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as collateral agent (the “Term Loan Collateral Agent”) and administrative agent, (ii) the Credit Agreement was terminated and (iii) all guarantees and security interests granted to the Term Loan Collateral Agent in connection with the Credit Agreement were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated September 2, 2020, by and among New Fortress Energy Inc., the subsidiary guarantors from time to time party thereto, and U.S. Bank National Association, as trustee and as notes collateral agent.

4.2
Pledge and Security Agreement, dated September 2, 2020, by and among New Fortress Energy Inc., the subsidiary guarantors from time to time party thereto, and U.S. Bank National Association, as notes collateral agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains forward-looking statements, including but not limited to statements regarding the Company’s anticipated use of the net proceeds from the offering. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

All forward-looking statements speak only as of the date on which it is made. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in our annual, quarterly and other reports we file with the SEC. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: September 2, 2020	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer